Exhibit 99.1

NANOVIBRONIX ANNOUNCES RESULTS OF ANNUAL MEETING OF STOCKHOLDERS HELD TODAY

ELMSFORD, N.Y., August 17, 2021 — NanoVibronix, Inc., (NASDAQ: NAOV) (the “Company”), a healthcare device company that produces the UroShield® and PainShield® Surface Acoustic Wave (SAW) Portable Ultrasonic Therapeutic Devices, announced that the Company’s Annual Meeting of Stockholders was held today virtually and broadcast live at www.virtualshareholdermeeting.com/NAOV2021.

All of the resolutions submitted for stockholder approval were adopted, including:

●	Election of the six director nominees
●	Approval of the amendment to the company’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock.
●	Ratification of appointment of Marcum LLP as the company’s independent registered public accounting firm
●	Approval, on an advisory basis, of the compensation paid to the company’s named executive officers
●	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to the company’s named executive officers

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) our history of losses and expectation of continued losses, (ii) the geographic, social and economic impact of COVID-19 on the Company’s business operations, (iii) our ability to raise funding for, and the timing of, clinical studies and eventual U.S. Food and Drug Administration approval of our product candidates, (iv) regulatory actions that could adversely affect the price of or demand for our approved products, (v) market acceptance of existing and new products, (vi) favorable or unfavorable decisions about our products from government regulators, insurance companies or other third-party payers, (vii) risks of product liability claims and the availability of insurance, (viii) our ability to successfully develop and commercialize our products, (ix) our ability to generate internal growth, (x) risks related to computer system failures and cyber-attacks, (xi) our ability to obtain regulatory approval in foreign jurisdictions, (xii) uncertainty regarding the success of our clinical trials for our products in development, (xiii) risks related to our operations in Israel, including political, economic and military instability, (xiv) the price of our securities is volatile with limited trading volume, (xv) our ability to comply with the continued listing requirements of the NASDAQ capital market, (xvi) our ability to maintain effective internal control over financial reporting and to remedy identified material weaknesses, (xvii) we are a “smaller reporting company” and have reduced disclosure obligations that may make our stock less attractive to investors, (xviii) our intellectual property portfolio and our ability to protect our intellectual property rights, (xix) our ability to recruit and retain qualified regulatory and research and development personnel, (xx) unforeseen changes in healthcare reimbursement for any of our approved products, (xxi) the adoption of health policy changes and health care reform, (xxii) lack of financial resources to adequately support our operations, (xxiii) difficulties in maintaining commercial scale manufacturing capacity and capability, (xxiv) our ability to generate internal growth, (xxv) changes in our relationship with key collaborators, (xxvi) changes in the market valuation or earnings of our competitors or companies viewed as similar to us, (xxvii) our failure to comply with regulatory guidelines, (xxviii) uncertainty in industry demand and patient wellness behavior, (xxix) general economic conditions and market conditions in the medical device industry, (xxx) risks related to our operations in Israel, (xxxi) future sales of large blocks of our common stock, which may adversely impact our stock price, and (xxxii) depth of the trading market in our common stock. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.